CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 26, 2010 (August 6, 2010 as to Note 2, Discontinued and Held-for-sale Operations and Note 32, Subsequent Events, October 12, 2010 as to Note 33, Supplemental Financial Information), relating to the consolidated financial statements of Ally Financial Inc. (formerly GMAC Inc.) as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, appearing in the Current Report on Form 8-K of Ally Financial Inc. filed on October 13, 2010, and our report dated February 26, 2010, on the effectiveness of Ally Financial Inc.’s internal control over financial reporting, appearing in the Ally Financial Inc. Annual Report on Form 10-K for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP Detroit, Michigan

October 30, 2010